Exhibit-23


DELOITTE & TOUCHE LLP
One City Centre
St. Louis, MO 63101

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-40362 and 33-52357 of Laclede Gas Company on Form S-3 and in
Registration Statement Nos. 33-38413, 33-57573 and 33-64933 of Laclede Gas Company on Form S-8 of our report dated November 16, 2000, appearing in this Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 2000.


Deloitte & Touche LLP

St. Louis, Missouri
December 13, 2000









































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